    As filed with the Securities and Exchange Commission on December 19, 1995
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                        94-2904044
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                800 Saginaw Drive, Redwood City, California 94063
                    (Address of Principal Executive Offices)

                             1993 Stock Option Plan
                        1988 Restricted Stock Award Plan
                          1988 U.K. Stock Option Scheme
                           1989 U.K. Stock Option Plan
                            (Full Title of the Plan)

                             James B. DeGolia, Esq.
                       Vice President and General Counsel
                                800 Saginaw Drive
                         Redwood City, California 94063
                     (Name and Address of Agent For Service)

                                 (415) 366-4400
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copy to: Matthew P. Quilter, Esq.
                        Heller, Ehrman, White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000

                         CALCULATION OF REGISTRATION FEE
==================================================================================
                                         Proposed         Proposed
         Title of                        maximum          maximum
        securities        Amount         offering        aggregate     Amount of
          to be            to be        price per         offering    registration
        registered      registered      share (1)          price          fee
----------------------------------------------------------------------------------
     Common Stock,
     par value $.001     2,000,000        $29.50        $59,000,000     $20,345
==================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices reported of the Registrant's Common Stock on the New York Stock Exchange on December 15, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement:

                 (a) The registrant's latest Annual Report on Form 10-K for the fiscal year ended March 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended June 25, 1995 and September 24, 1995;

                 (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act; and

                 (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Section 6 of Article VII of the registrant's By-Laws provides:

         (a) Indemnification in Actions Other Than Those Brought by the Corporation. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Except as provided in paragraph
(d) of this Section 6, the corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

         (b) Indemnification in Actions Brought By or on Behalf of the Corporation. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit.

         (c) Expenses; Prepayment. The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer who has been successful on the merits or otherwise in defending any action, suit or proceeding referenced in paragraphs (a) and (b) of this Section 6 and shall pay such expenses in advance of the final disposition of such matter upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         (d) Indemnification Procedure; Claims. Any indemnification under paragraphs (a) and (b) of this Section 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director of office is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). If a claim for indemnification or payment of expenses under Section 6 of this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

         (e) Indemnification of Others. The Board of Directors, in its discretion, shall have the power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the corporation and to pay the expenses incurred by any such person in defending such action, suit or proceeding in advance of its final disposition.

         (f) Non-exclusivity of Rights. The indemnification and advancement of expenses provided by or granted pursuant to Section 6 of this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to, action in his or her official capacity and as to action in another capacity while holding such office.

         (g) Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         (h) Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was; serving at the request of the corporation as a director, officer, employee or agent of another corporation against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.

         (i)     Successor Entities.  For purposes of Section 6 of this
Article VII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation shall stand in the same position under the provisions of this Section 6 of Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (j) Survival of Rights; Amendment or Repeal. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the foregoing provisions of
Section 6 of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ITEM 8.  EXHIBITS

  3.1            Registrant's Bylaws, as amended

  5              Opinion of Heller Ehrman White & McAuliffe

 23.1            Consent of Heller Ehrman White & McAuliffe
                 (filed as part of Exhibit 5)

 23.2            Independent Auditors' Consent

 24              Power of Attorney (see pages 7 and 8)

 99.1            1993 Stock Option Plan


ITEM 9.  UNDERTAKINGS

         A.      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 18th day of December, 1995.

                            NETWORK EQUIPMENT TECHNOLOGIES, INC.

                            By: /s/ Joseph J. Francesconi
                                -----------------------------
                                Joseph J. Francesconi,
                                President, Chief Executive Officer, and Director


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph J. Francesconi and Craig M. Gentner, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


 /s/ Joseph J. Francesconi             President, Chief Executive          December 18, 1995
-----------------------------          Officer, and Director
 Joseph J. Francesconi                 (Principal Executive Officer)


 /s/ Craig M. Gentner                  Senior Vice President, Chief        December 18, 1995
-----------------------------          Financial Officer and
 Craig M. Gentner                      Corporate Secretary (Principal
                                       Financial and Accounting
                                       Officer)


 /s/ John B. Arnold                    Chairman of the Board               December 18, 1995
-----------------------------
 John B. Arnold


 /s/ Robert H.B. Baldwin               Director                            December 18, 1995
-----------------------------
 Robert H.B. Baldwin


 /s/ Dixon R. Doll                     Director                            December 18, 1995
-----------------------------
 Dixon R. Doll


 /s/ Walter J. Gill                    Director                            December 18, 1995
-----------------------------
 Walter J. Gill


 /s/ Frank S. Vigilante                Director                            December 18, 1995
-----------------------------
 Frank S. Vigilante


 /s/ Hans A. Wolf                      Director                            December 18, 1995
-----------------------------
 Hans A. Wolf

                                Index to Exhibits

                                                                      Sequentially
Item No.                     Description of Item                      Numbered Page
--------                     -------------------                      -------------
  3.1       Registrant's Bylaws, as amended  . . . . . . . . . . . .

  5         Opinion of Heller Ehrman White & McAuliffe . . . . . . .

 23.1       Consent of Heller Ehrman White & McAuliffe
            (filed as part of Exhibit 5) . . . . . . . . . . . . . .

 23.2       Independent Auditors' Consent  . . . . . . . . . . . . .

 24         Power of Attorney (see pages 7 and 8). . . . . . . . . .

 99.1       1993 Stock Option Plan . . . . . . . . . . . . . . . . .